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DEL| Global                                                     Exhibit 99.01
   | Technologies
   | Corp.

                              FOR IMMEDIATE RELEASE

                DEL GLOBAL TECHNOLOGIES ANNOUNCES DEVELOPMENTS IN
      DEPARTMENT OF DEFENSE INVESTIGATION AT ITS RFI CORPORATION SUBSIDIARY

VALHALLA, NY - June 09, 2003 -- Del Global Technologies Corp. (DGTC) ("Del Global") today announced certain developments in connection with an ongoing investigation by the United States Department of Defense at its RFI Corporation ("RFI") subsidiary.

The Company reported that subsequent to its Annual Meeting of Shareholders on May 29, 2003, it was advised by the US Attorney for the Eastern District of New York that the US Attorney's office is willing to enter into negotiations regarding a comprehensive settlement of its investigation at RFI. Management believes that such a potential settlement will include the Company pleading guilty to certain criminal charges, and agreeing to pay certain fines and restitution to the US Government in an amount which could be material to the Company. The Company intends to actively pursue settlement discussions.

The Company believes that any settlement could cause the Department of Defense ("DOD") to seek to limit the ability of the Company to do business with United States government entities. Such limitations could include seeking a "debarment" or exclusion from doing business with US Government entities for a period of time. However, because management believes it has been responsive in addressing the problems that affected RFI in the past, and RFI is the sole source provider of certain products, the Company is hopeful that as a result of these negotiations, its ability to continue providing these products will not be interrupted. There can be no assurance that a settlement will be reached, or if reached, that such a settlement would not have a material adverse effect on the Company's business or operations.

Samuel E. Park, Chief Executive of Del Global said "While the practices surrounding this investigation pre-date the arrival of the current management team in 2001, we have been diligently working to resolve this problem. We believe that we have made substantial progress at RFI. We are guardedly optimistic we can resolve this investigation with the Government, put this matter behind us, and RFI can continue to provide this critical technology to the defense industry."

BACKGROUND

As previously announced, on March 8, 2002 RFI Corporation, a subsidiary of the Company and part of its Power Conversion Group segment, was served with a subpoena by the US Attorney for the Eastern District of New York in connection with an investigation by the DOD.

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Del Global Technologies                                       Page 2 of 2
June 09, 2003


RFI supplies electro-magnetic noise suppression filters for communications and defense applications. The DOD has been investigating certain past practices at RFI dating back more than six years pertaining to RFI's Military Specification ("Mil Spec") testing, record keeping and general operating procedures. The Company is, and has been, cooperating fully with this investigation.

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of cost-effective medical imaging and diagnostic systems consisting of stationary and portable x-ray systems, radiographic/fluoroscopic systems, dental imaging systems and proprietary high-voltage power conversion subsystems for medical and other critical industrial applications. Industrial applications for which Del supplies power subsystems include airport explosives detection, analytical instrumentation, semiconductor capital equipment and energy exploration.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict including, but not limited to, the ability of the Company to implement its business plan, management changes, changing industry and competitive conditions, obtaining anticipated operating efficiencies, securing necessary capital facilities, favorable determinations in various legal and regulatory matters, including a settlement of the Department of Defense investigation on terms that the Company can afford and that does not include a debarment from doing business with the US
Government, and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange
Commission.
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CONTACT:                                                  INVESTOR RELATIONS:
Del Global Technologies Corp.                             The Equity Group Inc.
Samuel E. Park, President & Chief Executive Officer       Devin Sullivan (212) 836-9608
Thomas V. Gilboy, Chief Financial Officer                 Adam Prior     (212) 836-9606
(914) 686-3600
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